Exhibit B-1(a)(11)

                     ENTERGY SERVICES, INC.
                        (Money Pool Note)



$ 200,000,000
                                                   March 30, 2001
                                           New Orleans, Louisiana


          ON DEMAND, for value received, the undersigned, Entergy Services, Inc. (the "Borrower"), promises to pay to the order of Entergy Services, Inc., as agent (the "Agent") for the participating companies (each, a "Participant", and collectively, the "Participants") in the Entergy System Money Pool ("Money Pool"), at the office of Hibernia National Bank, 313 Carondelet Street, New Orleans, Louisiana (the "Bank"), in lawful money of the United States of America, the principal amount of Two Hundred Million Dollars ($200,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all loans outstanding, or any portion of such loans as determined by the Agent, made by the Participants to the Borrower through the Money Pool pursuant to the authorization in effect from time to time of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended. The Borrower further promises to pay interest on the principal amount of this Note, or, if less, the unpaid balance thereof, in like money, at said office of the Bank, from the date of this Note, at a rate of interest, calculated on a daily basis, equal to the Daily Weighted Average Investment Rate of the Money Pool portfolio in effect from time to time calculated in accordance with the following paragraph; provided, however, that in the event that on and as of any particular day there are no excess funds invested in the Money Pool portfolio, the Daily Federal Funds Effective Rate as quoted by the Federal Reserve Bank of New York will be the rate of interest applicable to this Note for that day.

           As used herein, the term "Daily Weighted Average Investment Rate", as applied to any day, shall be calculated by multiplying (A) the aggregate of the total daily interest payable on all investments in the Money Pool portfolio outstanding as of such day by (B) 360, and dividing the product thereof by the total amount invested in the Money Pool portfolio as of such day. For purposes of calculating the daily interest payable on each investment in the Money Pool portfolio in (A) above, the original cost of each such investment shall be multiplied by its respective yield and the product shall be divided by 360.

           The amount of each loan made by a Participant to the Borrower through the Money Pool, and the amount of each payment of principal by the Borrower to a Participant, shall be evidenced and determined by reference to the appropriate accounting and computer records maintained by the Agent, as administrator of the Money Pool.

           Interest on this Note shall be payable monthly for the preceding month not later than the second business day of each month, commencing on the first such day after the date of this Note.

           In case this Note should be placed in the hands of an attorney to institute legal proceedings to recover the amount hereof or any part hereof, in principal or interest, or to protect the interests of the holder or holders hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Borrower binds itself to pay the reasonable fee of the attorney who may be employed for that purpose.

           The Borrower hereby waives presentment for payment, demand, notice of non-payment, protest and all pleas of division and discussion, and agrees that the time of payment hereof may be extended from time to time, one or more times, without notice of such extension or extensions and without previous consent.

           The unpaid principal amount of this Note may be prepaid, in whole at any time or in part from time to time, without premium or penalty.

           This Note shall replace and supercede the promissory note, dated November 30, 1996, issued by the Borrower to the Agent in respect of borrowings to be made by the Borrower through the Money Pool. Such prior note is hereby cancelled and rescinded.

           This Note shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

           IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer hereunto duly authorized.

                                      ENTERGY SERVICES, INC.



                                      By: /s/Mary Ann Valladares
                                         Name: Mary Ann Valladares
                                         Title: Assistant Treasurer